Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Royal BodyCare, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Clinton H. Howard, Chairman of the Board and Chief Executive Officer of the Company and Steven E. Brown, Vice President – Finance and Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Clinton H. Howard
Clinton H. Howard
Chairman of the Board
and
Chief Executive Officer
November 14, 2003

/s/ Steven E. Brown
Steven E. Brown
Vice President - Finance
and
Chief Financial Officer
November 14, 2003

A signed original of this written statement required by Section 906 has been provided to Royal BodyCare, Inc. and will be retained by Royal BodyCare, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.